STRATEGIC ALLIANCE AND JOINT DEVELOPMENT AGREEMENT

This STRATEGIC ALLIANCE AND JOINT DEVELOPMENT AGREEMENT (the “Agreement”) is entered into as of October 16, 2007, by and between Guardian Technologies International, Inc., a Delaware corporation with offices located at 516 Herndon Parkway, Herndon, Virginia 20170 (“Guardian”), and Control Screening, LLC (d.b.a. AUTOCLEAR), a limited liability corporation located at 2 Gardner Road, Fairfield, New Jersey 07004 (“Control Screening”).

RECITALS

WHEREAS, Guardian owns rights to certain know-how, trade secrets, proprietary intellectual property, and patent applications relating to image clarification, visualization, and computer-aided-detection (“CAD”) in image processing, based on its Signature Mapping™ algorithmic technology for clarification, visualization and detection including, but not limited to, automated explosives, weapons, illegal drugs and other contraband detection.

WHEREAS, Control Screening owns rights to certain know-how, trade secrets, proprietary intellectual property, patents and patent applications relating to high quality, advanced X-ray scanners ranging from portable and compact systems that can fit through doorways designed for screening small and large parcels, mail and carry-on bags at airports, courthouses, public buildings and mailrooms to heavy-duty, conveyorized x-ray scanners for screening checked luggage, cargo, pallets and containers at airports, seaports and storage facilities.

WHEREAS, Control Screening and Guardian (the “Parties”) wish to enter into a strategic development, integration and joint marketing agreement to deliver fully integrated, automated threat detection hardware/software solutions for the homeland security marketplace, on the terms and subject to the conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1

DEFINITIONS

“Affiliate” means any person, directly or indirectly, controlling, controlled by or under common control with any other person. “Control” shall mean the direct or indirect ownership of 50% or more of the voting interest in, or 50% or more of the interest in the income of, such other person, or the ability to appoint, elect or direct at least 50% of the governing body of any such person.

“PinPoint” means an interconnected set of digital image and data processing methodologies, including but not limited to methodologies that encompass three domains common to imaging informatics: image processing, data mining, and rules generation through machine learning that enables automatic detection and decision-making. In the image processing domain, a component called Signature Mapping is used, which is a dynamic and iterative

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process, in which specifically designed algorithms impact image pixels that represent the target material in a way that causes these groups of related pixels to react in a unique collective way. This response-based reaction generates new groups of self classifying pixel features that result in a unique set of signatures for each material.

“Control Screening Products” means any products, supplies or other goods which are designed, developed, manufactured or marketed by Control Screening independent of Guardian and this Collaboration Agreement, whether existing on the date of this Agreement or subsequently developed, acquired or otherwise obtained by Control Screening.

“Party” or “Parties” means Control Screening or Guardian, or Control Screening and Guardian, collectively, as appropriate.

2

GENERAL AGREEMENT

2.1

This Agreement contemplates certain joint development activities between Guardian and Control Screening that are intended to facilitate and promote the delivery of fully integrated, automated threat detection solutions (hardware & software) by, among other things, integrating Guardian’s PinPoint technology with Control Screening’s advanced x-ray scanners, including on a priority basis the AutoClear 6040 baggage scanner and the multi-view AT prototype scanner.

2.2

The identification of product/products and the specific terms regarding the scope and type of the collaborative efforts (including, without limitation, the economic terms with respect to the parties), shall be determined from time-to-time.

2.3

Project Plans. Notwithstanding the provisions of Sections 2.1 and 2.2 above, the Parties understand that the technical and commercial feasibility of the Projects has not been established. Accordingly, while it is the present intent of the parties to undertake the Projects, either party may at its sole discretion decline to agree to undertake any or all of the Projects without obligation or penalty. It is further understood and agreed that each Project undertaken pursuant to this Agreement will be subject to the execution and delivery by the Parties of a separate Project plan for each Project undertaken (each, a "Project Plan"). When executed, each Project Plan will be attached to and incorporated by reference into this Agreement, and the terms and conditions of the Project Plan shall control to the extent inconsistent with the terms contained herein. The Parties agree that each Project Plan will set forth, among other things as the parties shall deem appropriate, the following:

2.3.1

a detailed description of the Project;

2.3.2

any design documents or specifications (unless the Project contemplates creation or development of the same);

2.3.3

Project deliverables, if any, that either or both Parties will be responsible for creating and developing;

2.3.4

tasks, responsibilities, covenants and agreements of each Party relating to the Project;

2.3.5

deadlines, interim milestones, and other matters relating to timing and delivery or performance under the Project;

2.3.6

Intellectual Property rights or licenses to the extent different from the terms of

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this Agreement;

2.3.7

exclusivity rights or other restrictions on use with or marketing of competing technologies, if any;

2.3.8

termination rights of the Parties relating to the Project;

2.3.9

obligations of the Parties to manufacture, market or sell implementations of the Project; and

2.3.10

any other terms or conditions that vary from the terms and conditions set forth in this Agreement.

3

THE PROJECTS

3.1

PinPoint integration with AutoClear 6040.  As a result of international market interest in a total solution, hardware and automated threat detection software, the Parties will jointly, and as rapidly as possible, evaluate the interface of PinPoint into the Control Screening operating system, collect images of live explosives, and validate the performance of the combined solution.

3.1.1

Engineering teams from both parties agree to work jointly and negotiate in good faith to agree upon a final Interface Design Document.

3.1.2

The parties will establish by mutual agreement target dates for the development of an interface protocol to facilitate the capture, analysis and detection results from PinPoint.

3.1.3

If available, the delivery of an AutoClear 6040 scanner to Guardian’s laboratory in Herndon for the collection of images of non-threats and bags with guns and ammunition.

3.1.4

If available, live explosive images will be captured and the ground truth established on an AutoClear 6040 scanner at the TSL facility in Atlantic City.  If unavailable at the TSL facility, the parties agree to locate an additional facility for the collection of explosive images.

3.1.5

Collect sensor-level data on all images collected.  While access to and use of sensor data is contemplated through an additional Project, information captured during this Project will mitigate the need to duplicate image collection efforts on the future project.

3.1.6

Guardian shall designate Carl Smith (carl.smith@guardiantechintl.com) as its Project Manager for this project, and Control Screening shall designate Scott Kravis (skravis@controlscreening.com) as its Project Manager.  Either party may change its Project Manager and appoint a substitute Project Manager for this Project.

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3.2

PinPoint integration with AutoClear AT Scanner.  Control Screening’s current Middle East opportunity presents an opportunity to extend the automated detection capabilities of PinPoint to an advanced multi-view x-ray platform.  The Parties will jointly, and as rapidly as possible, evaluate the interface of PinPoint into the Control Screening AT multi-view operating system, collect images of live explosives, and validate the performance of the combined solution.

3.2.1

Engineering teams from both parties agree to work jointly and negotiate in good faith to agree upon a final Interface Design Document.

3.2.2

The parties will establish by mutual agreement target dates for the development of an interface protocol to facilitate the capture, analysis and detection results from PinPoint.

3.2.3

If available, live explosive images will be captured and the ground truth established on an AutoClear AT multi-view scanner.  If unavailable at the TSL facility, the parties agree to locate an additional facility for the collection of images.  Absent a facility for the collection of live explosives images, the Parties agree to the development of a limited demonstration PinPoint solution developed on images of explosive simulants.

3.2.4

Collect sensor-level data on all images collected.  While access to and use of sensor data is contemplated through an additional Project, information captured during this Project will mitigate the need to duplicate image collection efforts on the future project.

3.2.5

Guardian shall designate Carl Smith (carl.smith@guardiantechintl.com) as its Project Manager for this project, and Control Screening shall designate Scott Kravis (skravis@controlscreening.com) as its Project Manager.  Either party may change its Project Manager and appoint a substitute Project Manager for this Project.

3.3

PinPoint development using raw sensor data output and grayscale images.  The Parties wish to explore the effects of raw sensor data output and grayscale images on the detection performance of PinPoint.  In addition, knowledge of how PinPoint processes image data could be used to modify how the sensors capture data to maximize automated detection capabilities.

3.3.1

As stated in the previous two Projects, raw sensor data output and grayscale images should be collected as part of the image collection process.

3.3.2

The engineering teams at both companies will work closely to establish baseline performance metrics.  Tests will be established to determine the performance of updated versions of PinPoint developed with the new data.  Adjusts to PinPoint will be determined and implemented.

3.3.3

If necessary and valuable, adjustments to the sensors, energy levels, configurations, and data collected will be evaluated to potentially enhance the performance of the scanner, and ultimately the detection software.

3.3.4

Guardian shall designate Carl Smith (carl.smith@guardiantechintl.com) as its Project Manager for this project, and Control Screening shall designate Scott Kravis (skravis@controlscreening.com) as its Project Manager.  Either party may change its Project Manager and appoint a substitute Project Manager for this Project.

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3.4

Additional development and integration opportunities. During the term of this Agreement, the Parties may explore and assess other possible joint development or integration opportunities consistent with the intent and purpose of this Agreement.

ADDITIONAL AGREEMENTS OF THE PARTIES

4.1

Logo Usage. Guardian hereby grants Control Screening the right to use Guardian's logo, subject to logo usage guidelines to be provided by Guardian to Control Screening. Control Screening hereby grants Guardian the right to use Control Screening's logo, subject to logo usage guidelines to be provided by Control Screening to Guardian. During the term of this Agreement, each party also agrees that it will whenever commercially feasible promote to its customers the use of the other party's products and services. Control Screening will also notify Guardian from time-to-time of upcoming product needs so that Guardian will have the opportunity to develop a technology solution to meet Control Screening's requirements.

4.2

Publicity; Press Releases. The parties may by mutual consent agree to issue a joint press release describing the collaboration of the parties. In addition, each of Guardian and Control Screening may, at such party's discretion: (a) identify the other as a strategic partner; (b) hyperlink from an appropriate area within its web site to the other's home page; and (c) display the other party's logo on its web site (in accordance with such party's guidelines for the use of such mark). The parties shall also consult regularly during the term of the Agreement and issue, as and when appropriate, such further press releases and/or other publicity materials as may be appropriate. The contents of the any press releases issued by the parties shall be subject to the approval of each party, which approval shall not be unreasonably withheld or delayed.

4.3

Use of Name in Promotional Materials. Each party shall, with prior approval of the other party (which will not be unreasonably withheld or delayed), be permitted to identify the other party as a strategic partner, to use the other party's name in connection with proposals to prospective customers, and to refer to the other party in print or electronic form for marketing or reference purposes, provided however that such proposals and marketing and reference materials shall not promote any third party or the products of any third party.

4.4

Marketing, Distribution and Support Efforts; Promotional Activities. To the extent agreed upon by the Parties pursuant to the applicable Project Plan or otherwise, each of Guardian and Control Screening agree to undertake commercially reasonable steps to actively and aggressively promote, any products and services (including Guardian Products and Control Screening Products) that result from the efforts undertaken pursuant to this Agreement. Each party agrees to serve as a reference in the other party’s proposals for a reasonable number of contacts by prospective customers of the other party and for industry analysts. Each party will undertake all reasonable and diligent efforts to cause its customers, resellers and/or licensees to install and/or deploy enhancements or upgrades to existing products if such enhancements or upgrades result from the efforts of the parties under this Agreement. Under the direction of the Project Managers or the Project Leaders identified in Sections 5.1 and 7.2 below, the parties may by mutual agreement or plan

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undertake joint-marketing or co-marketing programs or activities as appropriate to further the intent of this Agreement and the alliance created hereby.

4.5

Freedom of Action. Except as specifically provided herein or in any Project Plan, either Party may market and offer its own or third party products or services (through any means) which are the same as or similar to and which are competitive with the other party's products and services. Neither Party makes any assurances or representations to the other in connection with any financial gain or other benefit that may result from the activities contemplated in this Agreement.

5

PROJECT MANAGEMENT

5.1

Project Managers; Project Leaders.  Each of the parties agrees to appoint and keep in place during the term of this Agreement one or more project managers (individually, a "Project Manager") who will allocate such portion of his or her working time as may be reasonably necessary to facilitate the performance, on a timely basis and in accordance with any particular project plan, of such party's obligations under this Agreement or any particular project plan, design or development specification or other document contemplated hereby. In addition, each party will name a Project Leader who will: (i) be the central point of contact for all matters arising under this Agreement; (ii) oversee project management and the resource allocations hereunder; and (iii) have overall responsibility for the facilitation of the performance of the obligations of the parties contemplated hereby. The Project Leaders for each respective party shall be the following individuals or their respective designated successors; provided, however, that it is the intent of the parties that the Project Leaders named below shall remain assigned to the alliance for the entire term of this Agreement:

                  CONTROL SCREENING:         Scott Kravis, Chief Scientist

                  GUARDIAN:

         Carl Smith, Vice President of Operations

5.2

Meetings. The Project Leaders agree to meet at least monthly to review the overall progress of the projects contemplated hereunder and to provide overall supervision and oversight. At least one-half of the meetings will be held at Guardian, one-half at Control Screening, or some alternative location, as the parties shall determine.

6

DEVELOPMENT EFFORTS; RESOURCE COMMITMENT; EXPENSES

6.1

Cost Sharing and Reimbursement. Except as may be provided in any specific Project Plan or as may be otherwise agreed by the parties, each of Control Screening and Guardian agrees that it shall be responsible for its own expenses incurred in conjunction with this Agreement and any attachments hereto, and with any undertakings and obligations contemplated hereby. Notwithstanding the foregoing, in the event development efforts are undertaken at either Guardian or Control Screening, then the host party agrees to provide the necessary office space at no cost to the other party.

6.2

Independent Contractors. Either party shall have the option to utilize contractors in

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order to satisfy its obligation to supply personnel resources to the projects contemplated hereunder, but only to the extent and insofar as reasonably required in connection with the performance of the obligations of the party retaining the Contractor under this Agreement, and subject to the further requirements and limitations set forth herein.

7

DISPUTE RESOLUTION PROCESS

7.1

Initial Consultation and Negotiation. In the event a dispute between Control Screening and Guardian arises under the Agreement or a party's performance thereunder, the matter shall first be escalated to Control Screening's Project Leader and Guardian's Project Leader in an attempt to settle such dispute through consultation and negotiation in good faith and a spirit of mutual cooperation.

7.2

Escalation. If the Project Leaders are unable to resolve the dispute, it shall be referred to a conflict resolution committee comprised of one representative designated by each party. The initial members of the conflict resolution committee shall be:

For Control Screening:

Todd Conway, VP

For Guardian:

Bill Donovan, President & COO

7.3

Continued Performance. Except where prevented from doing so by the matter in dispute, the parties agree to continue performing their obligations under this Agreement while any good faith dispute is being resolved unless and until such obligations are terminated by the termination or expiration of any project or this Agreement.

8

OWNERSHIP; LICENSES

8.1

Ownership By Control Screening. As between Guardian and Control Screening, Control Screening shall own all right, title, and interest in any Intellectual Property provided by Control Screening to Guardian under this Agreement and owned by Control Screening as of the Effective Date or independently developed by Control Screening during the term of this Agreement (the "Control Screening Property"), including any derivatives, improvements or modifications of the Control Screening Property created by either party under this Agreement, and Guardian shall have no ownership interest therein. Guardian hereby irrevocably transfers, conveys and assigns to Control Screening all of its right, title, and interest therein and in any property owned or to be owned by Control Screening under this Agreement. Guardian shall execute such documents, render such assistance, and take such other action as Control Screening may reasonably request, at Control Screening's expense, to apply for, register, perfect, confirm, and protect Control Screening's ownership rights set forth in this Section 8.1 and in Section 3, and Control Screening shall have the exclusive right to apply for or register any patents, mask work rights, copyrights, and such other proprietary protections with respect thereto.

8.2

Ownership By Guardian. As between Guardian and Control Screening, Guardian shall own all right, title, and interest in any Intellectual Property provided by Guardian to Control Screening under this Agreement and owned by Guardian as of the

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Effective Date or independently developed by Guardian during the term of this Agreement (the "Guardian Property"), including any derivatives, improvements or modifications of the Guardian Property created by either party under this Agreement, and Control Screening shall have no ownership interest therein. Control Screening hereby irrevocably transfers, conveys and assigns to Guardian all of its right, title, and interest therein and in any property owned or to be owned by Guardian under this Agreement. Control Screening shall execute such documents, render such assistance, and take such other action as Guardian may reasonably request, at Guardian's expense, to apply for, register, perfect, confirm, and protect Guardian's ownership rights set forth in this Section 8.2 and in Section 3, and Guardian shall have the exclusive right to apply for or register any patents, mask work rights, copyrights, and such other proprietary protections with respect thereto.

8.3

Waiver Of Moral Rights. Control Screening hereby waives any and all moral rights, including without limitation any right to identification of authorship or limitation on subsequent modification that Control Screening (or its employees, agents or consultants) has or may have in the Guardian Property or any part thereof. Guardian hereby waives any and all moral rights, including without limitation any right to identification of authorship or limitation on subsequent modification that Guardian (or its employees, agents or consultants) has or may have in the Control Screening Property or any part thereof.

8.4

Party As Attorney In Fact. Control Screening agrees that if Guardian is unable because of Control Screening's dissolution or incapacity, , to secure Control Screening's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the inventions assigned to Guardian above, then Control Screening hereby irrevocably designates and appoints Guardian and its duly authorized officers and agents as Control Screening's agent and attorney in fact, to act for and in Control Screening's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Control Screening. Guardian agrees that if Control Screening is unable because of Guardian's dissolution or incapacity, , to secure Guardian's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the inventions assigned to Control Screening above, then Guardian hereby irrevocably designates and appoints Control Screening and its duly authorized officers and agents as Guardian 's agent and attorney in fact, to act for and in Guardian 's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Guardian.

8.5

Licenses. In addition to any licenses granted elsewhere in this Agreement, Control Screening hereby grants to Guardian during the term of this Agreement a paid up, royalty-free, nontransferable and nonexclusive license to use such of the Control Screening Property and all Intellectual Property rights with respect thereto solely in connection with Guardian's performance hereunder and as may be reasonably necessary for Guardian to perform its obligations under this Agreement. Guardian hereby grants to Control Screening only during the term of this Agreement a paid up, royalty-free, nontransferable and nonexclusive license to use such of the Guardian

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Property and all Intellectual Property Rights with respect thereto solely in connection with Control Screening's performance hereunder and as may be reasonably necessary for Control Screening to perform its obligations under this Agreement. For purposes of this Agreement, "Intellectual Property" shall mean all works protectible by copyright, trademark, patent and trade secret laws or by any other statutory protection obtained or obtainable, and any Confidential Information (as defined below) of a party that meets one of the foregoing criteria, including without limitation, any literary works, pictorial, graphic and sculptural works, architectural works, works of visual art, and any other work that may be the subject matter of copyright protection; advertising and marketing concepts; information; data; formulae; designs; models; drawings; computer programs, including all documentation, related listings, design specifications, and flowcharts, trade secrets, and any inventions including all methods, processes, business or otherwise; machines, manufactures and compositions of matter and any other invention that may be the subject matter of patent protection; and all statutory protection obtained or obtainable thereon.

8.6

No Reverse Engineering. Each of Guardian and Control Screening agrees that it shall not (i) copy, modify, create any derivative work of, or include in any other products any Control Screening Property (in the case of Guardian) or Guardian Property (in the case of Control Screening) or any portion thereof, or (ii) reverse assemble, decompile, reverse engineer or otherwise attempt to derive source code (or the underlying ideas, algorithms, structure or organization) from any such property,  except as specifically authorized in writing by the party owning the same or as specifically provided under this Agreement.

8.7

Copyright Notices. Each party shall ensure that all copies of any software or other property in its possession or control incorporates all copyright and other proprietary notices in the same manner that the party owning the same incorporates such notices, or in any other manner reasonably requested by the owner. Each party shall promptly notify the other party in writing upon its discovery of any unauthorized use of a party's property or the infringement of such party's proprietary rights therein. Neither party shall license to any third party the property of the other party.

9

TRADEMARKS, TRADE NAMES AND BRANDING

9.1

Usage Guidelines. Control Screening shall comply with Guardian's logo, trademark and branding usage guidelines, which Guardian shall provide to Control Screening, and as the same may be updated by Guardian from time to time. Guardian shall comply with Control Screening's logo, trademark and branding usage guidelines, which Control Screening shall provide to Guardian, and as the same may be updated by Control Screening from time to time. Neither party shall alter the other party's Marks.

9.2

Ownership. All Guardian Marks are and shall remain, as between Control Screening and Guardian, the exclusive property of Guardian or its providers. All Control Screening Marks are and shall remain, as between Control Screening and Guardian, the exclusive property of Control Screening or its suppliers. Neither party grants any rights in the Marks or in any other trademark, trade name, service mark, business name or goodwill of the other except as expressly permitted hereunder or by separate written agreement of the parties and all use of a party's Marks shall inure to the benefit of the owner of such Mark. Each party agrees that it shall not challenge or

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assist others to challenge the rights of the other party or its suppliers or licensors in the Marks or the registration of the Marks, or attempt to register any trademarks, trade names or other proprietary indicia confusingly similar to the Marks.

10

CONFIDENTIALITY

10.1

Agreement as Confidential Information. The parties shall treat the terms and conditions and the existence of this Agreement as Confidential Information. Each party shall obtain the other's consent prior to any publication, presentation, public announcement or press release concerning the existence or terms and conditions of this Agreement.

10.2

Definition of Confidential Information. "Confidential Information" means the terms and conditions of this Agreement, the existence of the discussions between the parties, any information disclosed in connection with the development and integration projects being undertaken as described in Section 3 above, and any proprietary information a party considers to be proprietary, including but not limited to, information regarding each party's product plans, product designs, product costs, product prices, finances, marketing plans, business opportunities, personnel, research and development activities, know-how and pre-release products; provided that information disclosed by the disclosing party ("Disclosing Party") in written or other tangible form will be considered Confidential Information by the receiving party ("Receiving Party") only if such information is conspicuously designated as "Confidential," "Proprietary" or a similar legend. Information disclosed orally shall only be considered Confidential Information if: (i) identified as confidential, proprietary or the like at the time of disclosure, and (ii) confirmed in writing within thirty (30) days of disclosure. Confidential Information disclosed to the Receiving Party by any affiliate or agent of the Disclosing Party is subject to this Agreement.

10.3

Nondisclosure. The Receiving Party shall not disclose or use, except as permitted under this Agreement, the Confidential Information to any third party other than employees and contractors of the Receiving Party who have a need to have access to and knowledge of the Confidential Information solely for the Purpose authorized above. The Receiving Party shall have entered into non-disclosure agreements with such employees and contractors having obligations of confidentiality as strict as those herein prior to disclosure to such employees and contractors to assure against unauthorized use or disclosure.

10.4

Exceptions to Confidential Information. The Receiving Party shall have no obligation with respect to information which (i) was rightfully in possession of or known to the Receiving Party without any obligation of confidentiality prior to receiving it from the Disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the Receiving Party from a source other than the Disclosing Party without any obligation of confidentiality; (iv) is developed by or for the Receiving Party without use of the Confidential Information and such independent development can be shown by documentary evidence; and (v) becomes available to the Receiving Party by wholly lawful inspection or analysis of products offered for sale. Further, the Receiving Party may disclose Confidential Information pursuant to a valid order issued by a court or government agency, provided that the Receiving Party provides the Disclosing Party: (a) prior written notice of such obligation; and (b) the opportunity to oppose such

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disclosure or obtain a protective order.

10.5

Return or Destruction of Confidential Information. Upon written demand by the Disclosing Party, and in any event upon termination of this Agreement, the Receiving Party shall: (i) cease using the Confidential Information, (ii) return the Confidential Information and all copies, notes or extracts thereof to the Disclosing Party within seven (7) days of receipt of demand; and (iii) upon request of the Disclosing Party, certify in writing that the Receiving Party has complied with the obligations set forth in this paragraph.

10.6

Independent Development and Residuals. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to develop independently or acquire products without use of the other party's Confidential Information. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, except as provided in this Agreement, neither party shall be prohibited from developing or having developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development. Further, subject to the other restrictions and limitations contained in this Agreement, the residuals resulting from access to or work with such Confidential Information shall not be subject to the confidentiality obligations contained in this Agreement. The term "residuals" means non-specific information in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including general ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

11

REPRESENTATIONS AND WARRANTIES

11.1

Control Screening represents and warrants to Guardian as follows:

11.1.1

Control Screening is a limited liability company, duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on Control Screening or its ability to perform hereunder.

11.1.2

Control Screening has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Control Screening. This Agreement has been duly executed and the provisions hereof constitute the valid and legally binding obligations of Control Screening and do not require the consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any person, public or governmental authority or other entity, except for any of the foregoing

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which have been received or obtained or, either individually or in the aggregate, do not and would not have a material adverse effect upon Control Screening or its ability to perform its obligations hereunder.

11.1.3

The execution and delivery of this Agreement by Control Screening, and the performance of its obligations hereunder, are not in violation or breach of, and will not conflict with or constitute a default under, the Certificate of Incorporation or Bylaws of Control Screening, or any material agreement, contract, commitment or obligation to which Control Screening is a Party or by which it is bound, and will not; conflict with or violate any applicable Law or any order or decree of any governmental agency or court having jurisdiction over Control Screening or its assets or properties.

EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 11.1, CONTROL SCREENING EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

Guardian represents and warrants to Control Screening as follows:

11.1.4

Guardian is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on Guardian or its ability to perform hereunder.

11.1.5

Guardian has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Guardian. This Agreement has been duly executed and the provisions hereof constitute the valid and legally binding obligations of Guardian and do not require the consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any person, public or governmental authority or other entity, except for any of the foregoing which have been received or obtained or, either individually or in the aggregate, do not and would not have a material adverse effect upon Guardian or its ability to perform its obligations hereunder.

11.1.6

The execution and delivery of this Agreement by Guardian, and the performance of its obligations hereunder, are not in violation or breach of, and will not conflict with or constitute a default under, the Articles or Certificate of Incorporation or Bylaws of Guardian, or any material agreement, contract, commitment or obligation to which Guardian is a Party or by which it is bound, and will not conflict with or violate any applicable Law or any order or decree of any governmental agency or court having jurisdiction over Guardian or its assets or properties.

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EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 11.2, GUARDIAN EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

INDEMNITY

12.1

Indemnification by Guardian. Guardian shall defend, indemnify and hold harmless Control Screening and its officers, directors, employees, shareholders, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of (i) any claim against Control Screening which alleges that any Guardian Property or Guardian deliverable infringes upon, misappropriates or violates any patents, copyrights, trademarks or trade secret rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement; (ii) any claim relating to negligence, misrepresentation, error or omission by Guardian, its representatives, distributors, OEMs, VARs or other resellers; and (iii) any warranties made by Guardian inconsistent with or beyond the scope of any warranties made by Control Screening under this Agreement.

12.2

Guardian Exclusions. Guardian shall have no obligation under Section 12.1 above to the extent any claim of infringement or misappropriation results from: (i) use by Control Screening of the Guardian Property in combination with any other product, end item, or subassembly if the infringement would not have occurred but for such combination; (ii) use or incorporation in the Guardian Property of any design, technique or specification furnished by Control Screening, if the infringement would not have occurred but for such incorporation or use; or (iii) any claim based on Control Screening's use of the Guardian Property as shipped after Guardian has informed Control Screening of modifications or changes in the Product required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Guardian's suggestions; (iv) use of the deliverables other than as permitted under this Agreement, if the infringement would not have occurred but for such use; or (v) compliance by Guardian with specifications or instructions supplied by Control Screening.

12.3

Indemnification by Control Screening. Control Screening shall defend, indemnify and hold harmless Guardian and its officers, directors, employees, shareholders, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of (i) any claim against Guardian which alleges that any Control Screening Property or Control Screening deliverable infringes upon, misappropriates or violates any patents, copyrights, trademarks or trade secret rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement; (ii) any claim relating to negligence, misrepresentation, error or omission by Control Screening, its representatives, distributors, OEMs, VARs or other resellers; and (iii) any warranties made by Control Screening inconsistent with or beyond the scope of any warranties made by Control Screening under this Agreement.

12.4

Control Screening Exclusions. Control Screening shall have no obligation under

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Section 12.3 above to the extent any claim of infringement or misappropriation results from: (i) use by Guardian of the Control Screening Property in combination with any other product, end item, or subassembly if the infringement would not have occurred but for such combination; (ii) use or incorporation in the Control Screening Property of any design, technique or specification furnished by Guardian, if the infringement would not have occurred but for such incorporation or use; or (iii) any claim based on Guardian's use of the Control Screening Property as shipped after Control Screening has informed Guardian of modifications or changes in the Product required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Control Screening's suggestions; (iv) use of the deliverable other than as permitted under this Agreement, if the infringement would not have occurred but for such use; or (v) compliance by Control Screening with specifications or instructions supplied by Guardian.

12.5

Control of Defense. As a condition to such defense and indemnification, the party seeking indemnification will provide the other party with prompt written notice of the claim and permit such other party to control the defense, settlement, adjustment or compromise of any such claim. The party seeking indemnification may employ counsel at its own expense to assist it with respect to any such claim.

12.6

DISCLAIMER. THE FOREGOING PROVISIONS OF THIS SECTION 12 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF THE PARTIES AND THE EXCLUSIVE REMEDY WITH RESPECT TO ANY VIOLATION OR INFRINGEMENT OF PROPRIETARY RIGHTS, INCLUDING BUT NOT LIMITED TO ANY PATENT, COPYRIGHT, TRADEMARK, BY THE PRODUCTS OR SERVICES OF GUARDIAN AND CONTROL SCREENING, RESPECTIVELY, OR ANY PART THEREOF. EACH PARTY'S OBLIGATIONS UNDER THIS SECTION 12 ARE SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 13.

13

LIMITATION OF LIABILITY

13.1

LIMITATION OF DAMAGES. EXCEPT FOR BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY UNDER SECTION 10, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

13.2

LIMITATION OF LIABILITY. EXCEPT FOR BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY UNDER SECTION 10 AND THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 12, THE TOTAL DOLLAR LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO ONE MILLION DOLLARS ($1,000,000.00).

14

TERM AND TERMINATION

14.1

Term of Agreement. This Agreement shall be effective upon the Effective Date and shall remain in force for a period of three (3) years, unless otherwise terminated as provided herein. However, this Agreement shall continue to remain in effect with

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respect to any project already agreed to hereunder at the time of such termination, until such projects are themselves terminated or performance thereunder is completed.

14.2

Termination for Cause. This Agreement may be terminated by a party for cause immediately upon the occurrence of and in accordance with the following: (a) Insolvency Event. Either may terminate this Agreement by delivering written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for either party or its property; (ii) either makes a general assignment for the benefit of its creditors; (iii) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) days; or (iv) either party is liquidated or dissolved. (b) Default. Either party may terminate this Agreement effective upon written notice to the other if the other party violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within thirty (30) days after notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reason thereof.

14.3

Termination for Convenience. This Agreement, or any Project except as may be provided in such Project's Project Plan, may be terminated by either party without penalty, for any or no reason, by providing thirty (30) days prior written notice of such termination.

14.4

Survival of Rights and Obligations upon Termination. Sections 6, 8, 10, 11, 12, 13, 15 and this Section 14.4 shall survive any expiration or termination of this Agreement or any project hereunder. Furthermore, in the event of any termination or expiration of this Agreement or such project: (i) all licenses expressly granted herein shall survive; and (ii) except as otherwise expressly provided herein, any ownership provisions (including but not limited to Section 8) shall survive.

15

MISCELLANEOUS

15.1

Force Majeure. Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties.

15.2

Export. Each party hereby acknowledges that one or more deliverables supplied under the Agreement are or may be subject to export or import controls under the laws and regulations of the United States (U.S.). Each shall comply with such laws and regulations, and, agrees not to knowingly export, re-export, import or re-import, or transfer products without first obtaining all required U.S. Government authorizations or licenses. Guardian and Control Screening each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documents. Each party agrees to maintain a record of exports, re-exports, and transfers of any such deliverables for five (5) years and to forward within that time period any required records to the party needing the same or, at such

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party's request, the U.S. Government. Each party agrees to permit audits as required under the regulations to ensure compliance with this Agreement.

15.3

Relationship of Parties. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

15.4

No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Guardian and Control Screening any rights, remedies or other benefits under or by reason of this Agreement.

15.5

Equitable Relief. Each party acknowledges that a breach by the other party of any confidentiality or proprietary rights provision of this Agreement may cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching party may institute an action to enjoin the breaching party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and a party may seek the entry of an injunction enjoining any breach or threatened breach of those provisions, in addition to any other relief to which the non-breaching party may be entitled at law or in equity.

15.6

Attorneys' Fees. In addition to any other relief awarded, the prevailing party in any action arising out of this Agreement shall be entitled to its reasonable attorneys' fees and costs.

15.7

Notices. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by first class mail (registered or certified), to the Project Manager of other party. Notices will be deemed effective (i) three (3) working days after deposit, postage prepaid, if mailed, (ii) the next day if sent by overnight mail, or (iii) the same day if sent by facsimile and confirmed as set forth above. A copy of any notice shall be sent to the following:

Guardian Technologies International, Inc.	Control Screening, LLC
516 Herndon Parkway, Suite A	2 Gardner Road
Herndon, VA 20170	Fairfield, NJ 07004-2206
Attn: Bill Donovan	Attn: Todd Conway
Fax: (703) 464-8530	Fax: (973) 276-6166

15.8

Assignment. Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party. Any attempted assignment or delegation without consent will be void. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted

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assigns.

15.9

Waiver and Modification. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the parties.

15.10

Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to affect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

15.11

Controlling Law. This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of Delaware and the United States, without regard to the conflicts of laws provisions thereof. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

15.12

Headings. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement.

15.13

Entire Agreement. This Agreement, including all exhibits which are incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.

15.14

Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

Guardian Technologies International, Inc.	Control Screening, LLC
/s/ William J. Donovan	/s/ Todd Conway
Name: William J. Donovan	Name: Todd Conway
Title: President & COO	Title: Vice President

17

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